Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

As an independent registered public accounting firm we hereby consent to the incorporation by reference in Registration Statement on Forms S-1 (Nos. 333-139592, 333-140372, 333-146856, and 333-147440), Forms S-3 (Nos. 333-09917, 333-10117, 333-47098, 333-131044, and 333-215604), Forms S-8 (Nos. 333-09909, 333-09911, 333-46086, 333-76812, 333-103101, 333-131051, 333-145454, 333-168606, 333-168607, 333-196937, 333-196940 and 333-204431), and Form S-4 (No. 333-200558) of our report dated December 7, 2018, with respect to the consolidated financial statements of Amtech Systems, Inc., as of September 30, 2018 and for each of the years in the three year period ended September 30, 2018, and our report dated December 7, 2018 relating to the effectiveness of Amtech Systems, Inc.’s internal controls over financial reporting as of September 30, 2018, included in this Annual Report on Form 10-K of Amtech Systems, Inc. for the year ended September 30, 2018.

/s/ MAYER HOFFMAN MCCANN P.C.
Phoenix, Arizona
December 7, 2018